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                                                                     EXHIBIT 4.1


                 PRIMUS TELECOMMUNICATIONS GROUP, INCORPORATED
                    TRESCOM INTERNATIONAL STOCK OPTION PLAN
                    ---------------------------------------


                                   ARTICLE I

                                    PURPOSE
                                    -------

     This Primus Telecommunications Group, Incorporated TresCom International Stock Option Plan (the "Plan") is intended as an incentive and to encourage stock ownership by officers, key employees, consultants and directors of TresCom International, Inc. ("TresCom") who had been granted stock options before the effective time of the merger by and among Primus Telecommunications Group, Incorporated ("the Company"), TresCom, and Taurus Acquisition Corporation in order to increase their proprietary interest in the success of the Company and to encourage them to continue to provide services to the Company.

     The term "Company," when used in the Plan with reference to eligibility and employment, shall include the Company and its subsidiaries. The word "subsidiary," when used in the Plan, shall mean any subsidiary of the Company within the meaning of Section 424(f) of the Internal Revenue Code of 1986, as amended (the "Code").

     It is intended that certain options granted under the Plan will qualify as "incentive stock options" under Section 422 of the Code.

                                   ARTICLE II

                                 ADMINISTRATION
                                 --------------

     The Plan shall, unless the Board of Directors of the Company (the "Board") shall otherwise determine, be administered by a Compensation Committee (the "Committee") appointed by the Board that shall consist of not less than two non-employee director members within the meaning of the rules promulgated under
Section 16(b) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). Subject to the provisions of the Plan, the Committee shall have sole authority, in its absolute discretion: (a) to determine which of the eligible officers, employees, consultants and directors of the Company shall be granted options; (b) to authorize the granting of both incentive stock options and nonstatutory stock options; (c) to determine the times when options shall be granted and the number of shares to be optioned and the times when options shall be repurchased and the number of options to be repurchased; (d) to determine the option price of the shares subject to each option, which price shall be not less than the minimum specified in ARTICLE V (or ARTICLE VII, if applicable); (e) to determine the time or times when each option becomes exercisable, the duration of the exercise period and any other restrictions on the exercise of options issued hereunder (subject to the provisions of ARTICLE VI and, if applicable, ARTICLE VII); (f) to prescribe the form or forms of the option agreements
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under the Plan (which forms shall be consistent with the terms of the Plan but need not be identical); (g) to adopt, amend and rescind such rules and regulations as, in its opinion, may be advisable in the administration of the Plan; and (h) to construe and interpret the Plan, the rules and regulations and the option agreements under the Plan and to make all other determinations deemed necessary or advisable for the administration of the Plan. All decisions, determinations and interpretations of the Committee shall be final and binding on all optionees.

                                  ARTICLE III

                                  COMMON STOCK
                                  ------------

     The stock to be optioned under the Plan shall be authorized shares of common stock, par value $0.01 per share, of the Company (the "Common Stock"). Under the Plan, the total number of shares of Common Stock which may be purchased pursuant to options granted hereunder shall not exceed, in the aggregate, 375,836 shares, except as such number of shares shall be adjusted in accordance with the provisions of ARTICLE XI hereof. The Company shall at all times reserve a sufficient number of shares of Common Stock for issuance pursuant to the Plan and any stock option agreements issued pursuant to the Plan.

     The number of shares of Common Stock available for grant of options under the Plan shall be decreased by the sum of the number of shares with respect to which options have been issued and are then outstanding, and the number of shares issued upon exercise of options, under the Plan. In the event that any outstanding option under the Plan for any reason expires, is terminated or is cancelled prior to the end of the period during which options may be granted, the shares of Common Stock called for by the unexercised portion of such option may again be subject to an option grant under the Plan.

                                   ARTICLE IV

                          ELIGIBILITY OF PARTICIPANTS
                          ---------------------------

     Subject to ARTICLE VII, in the case of incentive stock options, officers and key employees of the Company (excluding any person who is a member of the Committee) shall be eligible to receive options under the Plan. Options which are not incentive stock options may be granted to officers, key employees, consultants and directors (excluding any person who is a member of the Committee). For purposes of this Plan, an "employee" shall mean any person, including officers and directors of the Company, employed by the Company or any subsidiary of the Company. Neither service as a director nor the payment of a director's fee by the Company shall be sufficient to constitute a person an "employee" of the Company.

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                                   ARTICLE V

                                  OPTION PRICE
                                  ------------

     In the case of each incentive stock option granted under the Plan, subject to ARTICLE VII, the option price shall be at least equal to the greater of (i) the fair market value of the Common Stock at the time the option was granted or
(ii) the par value of the Common Stock. The fair market value shall be deemed for all purposes of the Plan to be the mean between the highest and lowest sale prices reported as having occurred on any national securities exchange (an "Exchange") on which the Company's Common Stock may be listed and traded on the last business day prior to the date the option is granted, or, if there is no such sale on that date, then on the last preceding date on which such a sale was reported. If the Company's Common Stock is not listed on any Exchange but the Common Stock is quoted in the National Market System of the National Association of Securities Dealers Automated Quotation System ("NASDAQ") on a last sale basis, then the fair market value of the Common Stock shall be deemed to be the mean between the high and low price reported on the last business day prior to the date the option is granted, or, if there is no such sale on that date, then on the last preceding date on which a sale was reported. If the Common Stock is not quoted in the National Market System of NASDAQ on a last sale basis, but the Common Stock is otherwise quoted on NASDAQ, then the fair market value of the Common Stock shall be deemed to be the mean between the high and low bid prices on NASDAQ for the Common Stock on the last business day prior to the date the option is granted. If the Common Stock is not listed on an Exchange or quoted on NASDAQ, then the fair market value of the Common Stock shall mean the amount determined by the Board to be the fair market value based upon a good faith attempt to value the Common Stock accurately and computed in accordance with applicable regulations of the Internal Revenue Service. In no event shall the option price be less than the par value per share of Common Stock on the date an option is granted.

     In the case of each nonstatutory stock option granted under the Plan, the option price shall be such price as may be determined by the Committee in its sole discretion, provided that the option price shall be at least equal to the par value of the Common Stock.

                                   ARTICLE VI

                         EXERCISE AND TERMS OF OPTIONS
                         -----------------------------

     If an option is exercisable in installments, installments or portions thereof which are exercisable and not exercised shall remain exercisable.

     Any other provision of the Plan to the contrary notwithstanding, but subject to ARTICLE VII in the case of incentive stock options, no option shall be exercised after the date ten years from the date of grant of such option (the "Termination Date").

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                                  ARTICLE VII

                         SPECIAL PROVISIONS APPLICABLE
                        TO INCENTIVE STOCK OPTIONS ONLY
                        -------------------------------

     To the extent the aggregate fair market value (determined as of the time the option is granted) of the Common Stock with respect to which any incentive stock options granted under the Plan may be exercisable for the first time by the optionee in any calendar year (under the Plan or any other stock option plan of the Company), exceeds $100,000, such options shall not be considered incentive stock options, but shall be considered nonstatutory stock options for purposes of the Code. This Article VII shall be applied by taking options into account in the order in which they were granted.

     No incentive stock option may be granted to an individual who, at the time the option is granted, owns directly, or indirectly within the meaning of
Section 424(d) of the Code, stock possessing more than 10 percent of the total combined voting power of all classes of stock of the Company or of any parent or subsidiary thereof, unless such option (i) has an option price of at least 110 percent of the fair market value of the Common Stock on the date of the grant of such option; and (ii) cannot be exercised more than five years after the date it is granted.

     Each optionee who receives an incentive stock option must agree to notify the Company in writing immediately after the optionee makes a disqualifying disposition of any Common Stock acquired pursuant to the exercise of an incentive stock option. A disqualifying disposition is any disposition (including any sale) of such Common Stock before the later of (a) two years after the date the optionee was granted the incentive stock option or (b) one year after the date the optionee acquired Common Stock by exercising the incentive stock option.

                                  ARTICLE VIII

                               PAYMENT FOR SHARES
                               ------------------

     Payment for shares of Common Stock purchased under an option granted hereunder shall be made in full upon exercise of the option, by certified or bank cashier's check payable to the order of the Company or by any other means (including without limitation tender of shares of Common Stock then owned by the optionee) acceptable to the Company. The Common Stock purchased shall thereupon be promptly delivered; provided, however, that the Company may, in its discretion, require that an optionee pay to the Company, at the time of exercise, such amount as the Company deems necessary to satisfy its obligation, if any, to withhold Federal, state or local income or other taxes incurred by reason of the exercise or the transfer of shares thereupon.

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                                   ARTICLE IX

                      NON-TRANSFERABILITY OF OPTION RIGHTS
                      ------------------------------------

     No option shall be transferable except by will or the laws of descent and distribution. During the lifetime of the optionee, the option shall be exercisable only by him.

                                   ARTICLE X

                               CHANGE IN CONTROL
                               -----------------

     Notwithstanding other provisions pertaining to times at which options may be exercised, all outstanding options, to the extent not then currently exercisable, shall become exercisable in full upon the occurrence of a "Change in Control." For purposes of the Plan, a "Change in Control" shall be deemed to have occurred if: (A) any "person", as such term is used in Sections 13(d) and 14(d)(2) of the Exchange Act (other than the Company, any trustee or other fiduciary holding securities under any employee benefit plan of the Company or any company owned, directly or indirectly, by the shareholders of the Company in substantially the same proportions as their ownership of Common Stock, of the Company), becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing 30% or more of the combined voting power of all classes of the Company's then outstanding voting securities; (B) during any period of two consecutive calendar years individuals who at the beginning of such period constitute the Board, cease for any reason to constitute at least a majority thereof, unless the election or nomination for the election by the Company's shareholders of each new director was approved by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors at the beginning of the two-year period or whose election or nomination for election was previously so approved; (C) the shareholders of the Company approve a merger or consolidation of the Company with any other corporation or legal entity, other than a merger or consolidation that would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than 50% of the combined voting power of the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation; provided, however, that a merger or consolidation effected to implement a recapitalization of the Company (or similar transaction) in which no person acquires more than 30% of the combined voting power of the Company's then outstanding securities shall not constitute a Change in Control of the Company; or (D) the shareholders of the Company approve a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company of all or substantially all of the Company's assets.

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                                   ARTICLE XI

                 ADJUSTMENT FOR RECAPITALIZATION, MERGER, ETC.
                 ---------------------------------------------

     The aggregate number of shares of Common Stock which may be purchased pursuant to options granted hereunder, the number of shares of Common Stock covered by each outstanding option and the price per share of each such option shall be appropriately adjusted for any increase or decrease in the number of outstanding shares of stock resulting from a stock split, reverse stock split or other subdivision or consolidation of shares of Common Stock or for other capital adjustments or payments of stock dividends or distributions or other increases or decreases in the outstanding shares of Common Stock without receipt of consideration by the Company. Any adjustment shall be conclusively determined by the Committee.

     In the event of any change in the outstanding shares of Common Stock by reason of any recapitalization, merger, consolidation, spin-off, combination or exchange of shares or other corporate change, or any distributions to common shareholders other than cash dividends, the Committee shall make such substitution or adjustment, if any, as it deems to be equitable, as to the number or kind of shares of Common Stock or other securities issued or reserved for issuance pursuant to the Plan, and the number or kind of shares of Common Stock or other securities covered by outstanding options, and the option price thereof. In instances where another corporation or other business entity is being acquired by the Company, and the Company has assumed outstanding employee option grants and/or the obligation to make future or potential grants under a prior existing plan of the acquired entity, similar adjustments are permitted at the discretion of the Committee. The Committee shall notify optionees of any intended sale of all or substantially all of the Company's assets within a reasonable time prior to such sale.

     The foregoing adjustments and the manner of application of the foregoing provisions shall be determined by the Committee in its sole discretion. Any such adjustment may provide for the elimination of any fractional share which might otherwise become subject to an option.

                                  ARTICLE XII

                        NO OBLIGATION TO EXERCISE OPTION
                        --------------------------------

     Granting of an option shall impose no obligation on the recipient to exercise such option.

                                  ARTICLE XIII

                                USE OF PROCEEDS
                                ---------------

     The proceeds received from the sale of Common Stock pursuant to the Plan shall be used for general corporate purposes.

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                                  ARTICLE XIV

                         RIGHTS AS A COMMON STOCKHOLDER
                         ------------------------------

     An optionee or a transferee of an option shall have no rights as a stockholder with respect to any share covered by his option until he shall have become the holder of record of such share, and he shall not be entitled to any dividends or distributions or other rights in respect of such share for which the record date is prior to the date on which he shall have become the holder of record thereof.

                                   ARTICLE XV

                               EMPLOYMENT RIGHTS
                               -----------------

     Nothing in the Plan or in any option granted hereunder shall confer on any optionee any right to continue in the employ of the Company or any of its subsidiaries, or to interfere in any way with the right of the Company or any of its subsidiaries to terminate the optionee's employment at any time.

                                  ARTICLE XVI

                            COMPLIANCE WITH THE LAW
                            -----------------------

     The Company is relieved from any liability for the nonissuance or non-transfer or any delay in issuance or transfer of any shares of Common Stock subject to options under the Plan which results from the inability of the Company to obtain or any delay in obtaining, from any regulatory body having jurisdiction, all requisite authority to issue or transfer shares of Common Stock of the Company either upon exercise of options under the Plan or upon a request for transfer of shares of Common Stock issued as a result of such exercise if counsel for the Company deems such authority necessary for lawful issuance or transfer of any such shares. Appropriate legends may be placed on the stock certificates evidencing shares issued upon exercise of options to reflect such transfer restrictions.

     Each option granted under the Plan is subject to the requirement that if at any time the Committee determines, in its discretion, that the listing, quotation, registration or qualification of shares of Common Stock issuable upon exercise of options is required by any securities exchange, automated quotation service or under any state or Federal law, or that the consent or approval of any governmental regulatory body is necessary or desirable as a condition of, or in connection with, the grant of options or the issuance of shares of Common Stock, no shares of Common Stock shall be issued, in whole or in part, unless such listing, registration, qualification, consent or approval has been effected or obtained free of any conditions or with such conditions as are acceptable to the Committee.

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                                  ARTICLE XVII

                   EFFECTIVE DATE AND EXPIRATION DATE OF PLAN
                   ------------------------------------------

     The Plan was effective as of February 22, 1994, the date of adoption of the Plan by TresCom's Board of Directors and approval by the stockholders of TresCom in a manner which complies with Rule 16b-3 under the Exchange Act and Section 422(b)(l) of the Code and the Treasury Regulations thereunder. The expiration date of the Plan, after which no option may be granted hereunder, shall be February 22, 2004.

                                 ARTICLE XVIII

                      AMENDMENT OR DISCONTINUANCE OF PLAN
                      -----------------------------------

     The Board may, without the consent of the Company's stockholders or optionees under the Plan, at any time terminate the Plan entirely and at any time or from time to time amend or modify the Plan, provided that no such action shall adversely affect options theretofore granted hereunder without the optionee's consent, and provided further that no such action by the Board, without approval of the stockholders, may: (a) increase the total number of shares of Common Stock which may be purchased pursuant to options granted under the Plan, except as contemplated in ARTICLE XI; (b) expand the class of officers, employees, consultants or directors eligible to receive options under the Plan; (c) decrease the minimum option price; (d) extend the maximum term of options granted hereunder; or (e) extend the term of the Plan.

                                  ARTICLE XIX

                             REPURCHASE OF OPTIONS
                             ---------------------

     In granting options hereunder, the Committee may in its discretion, and on terms it considers appropriate, require in the option agreement that an optionee, or the executors or administrators of an optionee's estate, sell back to the Company such options or shares of Common Stock issued upon exercise of such options in the event such optionee's employment with the Company is terminated.

                                  ARTICLE XX

                                 MISCELLANEOUS
                                 -------------

     (a) Options shall be evidenced by option agreements (which need not be identical) in such forms as the Committee may from time to time approve. Such agreements shall conform to the terms and conditions of the Plan and may provide that the grant of any option under the Plan and Common Stock acquired pursuant to the Plan shall also be subject to such other conditions (whether or not applicable to the option or Common Stock received by any other optionee) as the

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Committee determines appropriate, including, without limitation, provisions to assist the optionee in financing the purchase of Common Stock through the exercise of options, provisions for the forfeiture of, or restrictions on, resale or other disposition of shares under the Plan, provisions giving the Company the right to repurchase shares acquired under the Plan in the event the participant elects to dispose of such shares, and provisions to comply with Federal and state securities laws and Federal, state and local income tax withholding requirements.

     (b) If the Committee shall find that any person to whom any amount is payable under the Plan is unable to care for his affairs because of illness or accident, or is a minor, or has died, then any payment due to such person or his estate (unless a prior claim therefor has been made by a duly appointed legal representative), may, if the Committee so directs the Company, be paid to his spouse, child, relative, an institution maintaining or having custody of such person, or any other person deemed by the Committee to be a proper recipient on behalf of such person otherwise entitled to payment. Any such payment shall be a complete discharge of the liability of the Committee and the Company therefor.

     (c) No member of the Committee shall be personally liable by reason of any contract or other instrument executed by such member or on his behalf in his capacity as a member of the Committee nor for any mistake of judgment made in good faith, and the Company shall indemnify and hold harmless each member of the Committee and each other employee, officer or director of the Company to whom any duty or power relating to the administration or interpretation of the Plan may be allocated or delegated, against any cost or expense (including counsel fees) or liability (including any sum paid in settlement of a claim) arising out of any act or omission to act in connection with the Plan unless arising out of such person's own fraud or bad faith; provided, however, that approval of the Company's Board of Directors shall be required for the payment of any amount in settlement of a claim against any such person. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled under the Company's Certificate of Incorporation or By-Laws, as a matter of law, or otherwise, or any power that the Company may have to indemnify them or hold them harmless.

     (d) The Plan shall be governed by and construed in accordance with the internal laws of the State of Florida without reference to the principles of conflicts of law thereof.

     (e) No provision of the Plan shall require the Company, for the purpose of satisfying any obligations under the Plan, to purchase assets or place any assets in a trust or other entity to which contributions are made or otherwise to segregate any assets, nor shall the Company maintain separate bank accounts, books, records or other evidence of the existence of a segregated or separately maintained or administered fund for such purposes.

     (f) Each member of the Committee and each member of the Company's Board of Directors shall be fully justified in relying, acting or failing to act, and shall not be liable for having so relied, acted or failed to act in good faith, upon any report made by the independent

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public accountant of the Company and upon any other information furnished in connection with the Plan by any person or persons other than such member.

     (g) Except as otherwise specifically provided in the relevant plan document, no payment under the Plan shall be taken into account in determining any benefits under any pension, retirement, profit-sharing, group insurance or other benefit plan of the Company.

     (h) The expenses of administering the Plan shall be borne by the Company.

     (i) Masculine pronouns and other words of masculine gender shall refer to both men and women.

                                 *     *     *

As adopted by the Board of Directors of
TresCom International, Inc.
as of February 22, 1994, amended
and restated as of August 11, 1995 and
further amended and restated as of
February 14, 1997 and assumed by Primus
Telecommunications Group Incorporated
as of June 9, 1998

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